EXHIBIT 11

HOMEOWNERS GROUP, INC. AND SUBSIDIARIES
COMPUTATION OF NET INCOME PER COMMON SHARE
FOR THE THREE MONTH PERIODS ENDED MARCH 31,

                                                                           1995                  1994
                                                                       ---------------------------------

Net income                                                             $  315,938             $  365,176
                                                                       ----------             ----------

CALCULATION OF PRIMARY NET INCOME PER COMMON SHARE:

  Weighted average common shares outstanding during the period          5,558,350              5,558,350
  Weighted average additional common shares (options)                           0                      0

                                                                       ----------             ----------

  Weighted average primary common shares outstanding                    5,558,350              5,558,350

                                                                       ----------             ----------

 Primary net income per common share                                   $     0.06             $     0.07
                                                                       ==========             ==========

CALCULATION OF FULLY DILUTED NET INCOME PER COMMON SHARE:

  Weighted average common shares outstanding during the year            5,558,350              5,558,350
  Weighted average additional common shares (options)                           0                      0

                                                                       ----------             ----------

  Weighted average fully diluted common shares outstanding              5,558,350              5,558,350

                                                                       ----------             ----------

 Fully diluted net income per common share                             $     0.06             $     0.07
                                                                       ==========             ==========

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